Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-KSB, into ParkerVision Inc.'s previously filed registration statement on Form S-8 File No. 33-93658 and registration statement on Form S-3 File No. 333-17683.


Arthur Andersen LLP

Jacksonville, Florida
March 24, 1997


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